Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G dated September 17, 2026, with respect to the Class A Common Stock, par value $0.001 per share, of Hyperscale Data, Inc., and any amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

SJC Lending, LLC

By:	/s/ Steven J. Caspi
Steven J. Caspi, Sole Member
Date:	09/17/2026

CASPI STEVEN

By:	/s/ Steven J. Caspi
Steven J. Caspi
Date:	09/17/2026